UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2010
DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53577	20-5621294

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21751 W. Eleven Mile Road Suite 208 Southfield, MI	48076

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 223-9160
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Assets
On February 1, 2010, Diversified Restaurant Holdings, Inc. (the “Company”), through its wholly-owned subsidiary AMC Wings, Inc. (“Wings”), acquired nine affiliated Buffalo Wild Wings restaurants (the “Affiliated Restaurants”) for a total purchase price of $3,134,790 by exercising the option to purchase described below. Table 1, below, details the name, location, identity of the sellers and purchase price of each of the Affiliated Restaurants. The purchase of each of the Affiliated Restaurants was accomplished pursuant to an Amended and Restated Stock Purchase Agreement or a Membership Interest Purchase Agreement, as applicable (the “Purchase Agreements”). Each of the Purchase Agreements is dated February 1, 2010. Conformed copies of the Purchase Agreements are attached as Exhibit 2.01. The information provided in this Current Report is subject to qualification by reference to the Purchase Agreements.
Prior to this acquisition, the Company managed and operated each of the Affiliated Restaurants through its wholly-owned subsidiary, AMC Group, Inc. In August of 2008, the Company obtained the option to purchase 100% of the outstanding equity interests of the holding companies of each of the Affiliated Restaurants. Under the terms of the Purchase Agreements, the purchase price for each of the Affiliated Restaurants was determined by multiplying each company’s average annual earnings before interest, taxes, depreciation and amortization (“EBITDA”), for the previous three (3) fiscal years (2007, 2008 and 2009) by two, and subtracting the long-term debt of such company. Two of the Affiliated Restaurants did not have a positive purchase price under the above formula. As a result, the purchase price for those entities was set at $1.00 per membership interest percentage. The Company’s option to acquire the Affiliated Restaurants was set to expire on August 31, 2010.
Each of the Affiliated Restaurants was owned by the related persons identified adjacent to such restaurant’s name in Table 1 below. These persons have the following relationships with the Company:
•	T. Michael Ansley is the Chairman of the Board of Directors, President and CEO and a principal shareholder of the Company;
•	Thomas D. Ansley is the father of T. Michael Ansley and a principal shareholder of the Company;
•	Mark C. Ansley is the brother of T. Michael Ansley;
•	Steven A. Menker is a principal shareholder of the Company;
•	Jason T. Curtis is the Chief Operations Officer and a principal shareholder of the Company; and
•	Michael R. Lichocki is an area manager for, and a shareholder of, the Company.
The acquisition of the Affiliated Restaurants was approved by resolution of the disinterested directors of the Company, who determined that the acquisition terms were at least as favorable as those that could be obtained through arms-length negotiations with an unrelated party.

The Company has paid the purchase price for each of the Affiliated Restaurants to each selling shareholder by issuing an unsecured promissory note for the pro rata value of the equity interest in the Affiliated Restaurants. The promissory notes bear interest at 6% per year, mature on February 1, 2016, and are payable in quarterly installments, with principal and interest fully amortized over six years.
Table 1

Holding Company Name and Restaurant
Location	Selling Equityholders	Purchase Price
TMA Enterprises of Novi, Inc.	T. Michael Ansley	$613,366
Buffalo Wild Wings Grill & Bar	Thomas D. Ansley
44375 Twelve Mile Rd.	Steven A. Menker
Novi, MI 48377

TMA Enterprises of Ferndale, LLC	T Michael Ansley	$658,663
Buffalo Wild Wings Grill & Bar	Thomas D. Ansley
280 W. Nine Mile Road	Steven A. Menker
Ferndale, Michigan 48220	Jason T. Curtis

Flyer Enterprises, Inc.	T. Michael Ansley	$541,167
Buffalo Wild Wings Grill & Bar	Thomas D. Ansley
44671 Mound Road	Steven A. Menker
Sterling Heights, MI 48314

Bearcat Enterprises, Inc.	T. Michael Ansley	$381,182
Buffalo Wild Wings Grill & Bar	Jason T. Curtis
15745 15 Mile Rd.	Steven A. Menker
Clinton Township, MI 48035

Anker, Inc.	T. Michael Ansley	$292,961
Buffalo Wild Wings Grill & Bar	Thomas D. Ansley
3190 Silver Lake Rd.	Steven A. Menker
Fenton, MI 48430

AMC Warren, LLC	T. Michael Ansley	$549,225
Buffalo Wild Wings Grill & Bar	Steven A. Menker
29287 Mound Rd.	Jason T. Curtis
Warren, MI 48092	Michael R. Lichocki

MCA Enterprises Brandon, Inc.	T Michael Ansley	$98,025
Buffalo Wild Wings Grill & Bar	Thomas D. Ansley
2055 Badlands Drive	Mark C. Ansley
Brandon, FL 33511	Steven A. Menker
Jason T. Curtis

Buckeye Group, LLC	T Michael Ansley	$100
Buffalo Wild Wings Grill & Bar	Thomas D. Ansley
13416 Boyette Rd.	Mark C. Ansley
Riverview, FL 33569	Steven A. Menker
Jason T. Curtis

Buckeye Group II, LLC	T Michael Ansley	$100
4067 Clark Rd.	Thomas D. Ansley
Sarasota, FL 34233	Mark C. Ansley
Steven A. Menker
Jason T. Curtis

Total Purchase Price		$3,134,790

Item 8.01 Other Events.
On February 1, 2010, the Company issued a press release announcing the acquisition of the Affiliated Restaurants. A copy of the press release is attached hereto as Exhibit 99.01 and is incorporated by reference.
Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Business Acquired
The financial statements required by this Item 9.01(a) are not included in this initial report on Form 8-K. The required financial statements will be filed as an amendment to this Current Report on Form 8-K/A no later than 71 days after the deadline for filing this Current Report on Form 8-K.
(b) Pro Forma Financial Information
The pro forma financial information required by this Item 9.01(b) is not included in this initial report on Form 8-K. The required pro forma financial information will be filed as an amendment to this Current Report on Form 8-K/A no later than 71 days after the deadline for filing this Current Report on Form 8-K.
(c) Not applicable
(d) The following exhibits are included with this Report.

Exhibit 2.01	Purchase Agreement for each of the nine Affiliated Restaurants.

Exhibit 99.01	Press Release dated February 1, 2009.
SIGNATURES
In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
Dated: February 5, 2010	By:	/s/ T. Michael Ansley
		Name:	T. Michael Ansley
		Title:	President

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